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                                                                       EXHIBIT 5

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                              41 South High Street
                            Columbus, Ohio 43215-6194
                            Telephone: (614) 227-2000
                               Fax: (614) 227-2100


                                 June 15, 1999

CheckFree Holdings Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092

Ladies and Gentlemen:

         With respect to Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") being filed by CheckFree Holdings Corporation (the "Company") under the Securities Act of 1933, as amended, relating to the registration of 4,370,000 common shares of the Company, $0.01 par value (the "Shares"), which includes 570,000 shares which may be issued for the purpose of covering over-allotments, we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Amended and Restated Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or "Blue Sky" laws of the states in which the Shares are to be offered for sale, and delivery of the Shares to the underwriters against payment therefor in accordance with the terms of the underwriting agreements to be entered into between the Company and the underwriters, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Experts" in the prospectus included in the Registration Statement.

                                Very truly yours,

                                /s/Porter, Wright, Morris & Arthur LLP

                                Porter, Wright, Morris & Arthur LLP